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                                            Exhibit 1 (b)

              FORM OF AGREEMENT TO MAINTAIN AGENCY


        THIS AGREEMENT TO MAINTAIN AGENCY (the "Agreement"), is entered into as of _____________, 1995, by and between BALTIMORE GAS AND ELECTRIC COMPANY, a Maryland corporation (the "Company"), and _____________, a New York banking corporation (the "Bank"). [This Agreement amends and restates the Agreement to Maintain Agency between the Company and the Bank dated September 21, 1994.] Unless herein defined, capitalized terms used herein shall have the meaning given them under the Indenture between the Company and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company), as trustee (the "Trustee") dated as of July 1, 1985 as supplemented by the Supplemental Indentures dated as of October 1, 1987, and January 26, 1993, respectively (the "Indenture") and the Notes (as hereinafter defined).

                      W I T N E S S E T H:

        WHEREAS, the Company and the Trustee have entered into the Indenture to provide for the issuance thereunder from time to time of the Company's unsecured debt instruments;

        WHEREAS, pursuant to resolutions of the Board of Directors (or the Executive Committee thereof), the Company will issue under the Indenture from time to time its Medium-Term Notes, Series D in the maximum aggregate principal amount of $225,000,000 (the "Notes"); and

        WHEREAS, the Company desires to designate the Bank as the agency for (a) the presentation of the Notes for payment, (b) payment of principal and interest regarding the Notes, (c) registration of transfer/exchange of the Notes, and (d) the receipt of notice/demand regarding the Notes, all pursuant to
Section 5.02 of the Indenture;

        NOW, THEREFORE, the parties hereto agree as follows:

        1. The Company hereby designates the Bank as the agency for (1) the presentation of the Notes for payment or for registration of transfer/exchange of the Notes, (2) payment of principal and interest, (3) the receipt of notices/demands which may be served on the Company in respect of the Notes or the Indenture, and (4) any other purposes permitted or contemplated by Section 5.02 of the Indenture; provided that such designation shall not apply to any series of Securities issued under the Indenture other than the Notes. The Bank accepts such appointment, subject to the terms and conditions of the Indenture and the Agency Documents (as hereinafter defined).

        2. During the term of its appointment hereunder, the Bank shall carry out the duties set forth in Article Four and Sections 3.04, 5.02, 5.04, 6.02, 8.05, 13.02, 13.03, 13.04 and

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         other applicable  provisions of the Indenture, in this Agreement, in the procedures set forth in Exhibit B to the Agency Agreement and as attached hereto dated ______________, 1995, among the Company, Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc.), and Goldman, Sachs & Co. (the "Procedures") (irrespective of any amendment to the Procedures or any amendment to or termination of said Agency Agreement), and in such other rules and regulations (the "Rules") to which the Company and the Bank may agree in writing from time to time (this Agreement, the Procedures and any Rules, are herein referred to collectively as the "Agency Documents"). The parties intend that the Agency Documents shall implement, upon proper notice to the Trustee, the provisions of the Indenture with respect to the designation of an agency (other than the Trustee)
         regarding the  Notes.   The terms  of the Indenture and the Notes
         shall govern if there is a conflict between the Indenture or the Notes and the Agency Documents.

                 3. Simultaneously upon execution of this Agreement, the Bank will (i) deliver to the Trustee an instrument meeting the requirements of Section 5.04 of the Indenture and (ii) deliver to the Company an opinion of its counsel that this Agreement has been duly authorized, executed and delivered by the Bank. The Bank will provide the Trustee with all information requested
         regarding  registered   holders  of   the  Notes  (including  the
         Securityholder  lists   as  required   by  Section  6.01  of  the
         Indenture).

                 4. During the term of its appointment hereunder, the Bank shall carry out the duties set forth in Article Four and
         Section 5.04 of the Indenture and in the Notes with respect to the payment of principal and interest. On an Interest Payment Date or a maturity date shown on the Notes or on a date fixed for redemption (or if any of such dates is not a Business Day, then the immediately succeeding Business Day except if such Note bears interest based upon LIBOR and such date is in the next calendar month, such date shall be the preceding Business Day), the Company will transfer to the Bank, via the Federal Reserve wire transfer system, immediately available funds sufficient for the Bank to make the payments of principal and/or interest. In the event any Note has not been presented for payment within two (2) years after a maturity date or a date fixed for redemption thereof, the Bank shall (i) so advise the Company and (ii) return the funds held by it for such payment upon written instructions from the Company.

                 5. The Bank at any time may resign hereunder by giving thirty days written notice to the Company and the Company may at any time terminate the agency of the Bank, by giving written notice of such termination to the Bank and to the Trustee.

                 6. The Bank acknowledges that it has received a copy of the Indenture and has examined the provisions thereof.

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                                        - 3 -


                 7. It is understood that the Bank shall hold funds hereunder and under the Indenture solely as agent for the Company, and neither the Agency Documents nor the Indenture shall make the Bank a fiduciary of the Company, the Trustee or any holder of Notes.

                 8. The Company agrees to pay the Bank reasonable compensation for its services as agent and to reimburse it for any reasonable expenses (including reasonable counsel fees) incurred by it, and to indemnify it and hold the Bank harmless from and against any loss, liability or expense not resulting from its own negligence or bad faith, arising out of or in connection with its duties as agent, and to reimburse it for the reasonable costs and expenses (including reasonable counsel fees) of defending against any such claim or liability.

                 9. The Bank shall incur no liability and shall be indemnified and held harmless by the Company for any action taken, omitted or suffered to be taken in good faith reliance upon (i) written advice of counsel, (ii) instructions, requests or orders from the Company or from the Trustee if given in accordance with the Indenture, or (iii) any notice, direction, consent, certificate, affidavit, endorsement, assignment, statement or other paper or document believed by the Bank to be genuine and to have been delivered or signed by the proper party or parties. [In no event shall the Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).]

                 10. Upon the Bank's request, the Company shall issue instructions to the Bank in connection with any matter within the scope of the Bank's duties under this Agreement or the Indenture, and the Bank is hereby authorized to act upon any instructions, believed by it to be genuine and purporting to have been transmitted to the Bank by the Company or the Trustee or by any of their respective agents or employees. Upon the Company's or the Trustee's request, the Bank shall furnish the Company or the Trustee with appropriate records of all transactions carried out by the Bank pursuant to this Agreement at such intervals as the Issuer or the Trustee may from time to time reasonably request.

                 11. This Agreement shall be governed by the laws of the State of New York for all purposes.









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                 IN  WITNESS  WHEREOF,  the  parties  have  executed  this
         Agreement as of the day and year first above written.


                                      BALTIMORE GAS AND ELECTRIC COMPANY


         Attest:                      By:

                                      Title:         VICE PRESIDENT


                                      ___________________


         Attest:                      By:

                                      Title:


                 We hereby acknowledge receipt of notice of the appointment by the Company of ___________________ as the agency for those matters regarding the Medium-Term Notes, Series D of Baltimore Gas and Electric Company set forth in the above Agreement.


                                      THE BANK OF NEW YORK


         Attest:                      By:

                                      Title:


        [It may not be necessary to execute this document, if with respect to the Company's issuance of the Notes, the Trustee is the agency for (a) presentation of the Notes for payment, (b) payment of principal and interest regarding the Notes, (c) registration of transfer/exchange of the Notes, and (d) the receipt of notice/demand regarding the Notes.]